Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Class A Common Stock and Class B Common Stock

of

SPORT CHALET, INC.

at

$1.20 Net Per Share

Pursuant to the Offer to Purchase dated July 3, 2014

by

EVEREST MERGER SUB, INC.,

a wholly-owned subsidiary of

VESTIS RETAIL GROUP, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 1, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

July 3, 2014

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 3, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Everest Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Vestis Retail Group, LLC, a Delaware limited liability company (“Vestis”), to purchase all outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Shares”), of Sport Chalet, Inc., a Delaware corporation (“Sport Chalet”), at a purchase price equal to $1.20 per Share, (as such price may be reduced pursuant to the Merger Agreement, the “Offer Price”), net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

THE OFFER PRICE IS SUBJECT TO REDUCTION AS DESCRIBED BELOW.

In the event a Price Reduction Trigger (as defined below) occurs, the Offer Price will be reduced from $1.20 to $1.04 per Share, net to you in cash, without interest, less any required witholding taxes, and the Expiration Date will be extended as set forth below. If the Offer is extended pursuant to the foregoing, you may withdraw any previously tendered Shares by following the procedures described in Section 4 of the Offer to Purchase.

Also enclosed is Sport Chalet’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF SPORT CHALET UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $1.20 per Share, net to you in cash, without interest, less any required withholding taxes. However, the Offer Price will be reduced from $1.20 to $1.04 per Share, net to you in cash, without interest, less any required withholding taxes, in the event that, prior to 12:00 midnight, New York City time, at the end of August 1, 2014, (the “Initial Expiration Date”) the number of Shares tendered into the Offer, together with Shares to be acquired by Vestis or Purchaser pursuant to the Stock Purchase Agreement (as defined in the Offer to Purchase) and the Shares issuable pursuant to the Top-Up Option (as defined in the Offer to Purchase), does not result in Vestis and Purchaser collectively owning shares equal to or in excess of 90% of each of the Class A Common Stock and the Class B Common Stock on a fully diluted basis (as calculated pursuant to the Merger Agreement) (each, a “Price Reduction Trigger”). Note that Shares tendered pursuant to guaranteed delivery procedures but that have not been delivered in settlement of such guarantee will be excluded from the calculations to determine whether the required 90% thresholds have been met in order to avoid a reduction in the Offer Price. For these reasons, should you elect to tender your Shares into the Offer, you are encouraged to promptly complete and return the enclosed documents. Purchaser will announce such Offer Price reduction by 9:00 a.m., New York City time, on the business day following the Initial Expiration Date and extend the Offer for 10 business days from such announcement date. If the Offer is extended pursuant to the foregoing, you may withdraw any previously tendered Shares by following the procedures described in Section 4 of the Offer to Purchase.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 30, 2014 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Vestis, Purchaser and Sport Chalet. Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of the applicable conditions set forth therein, Purchaser will merge with and into Sport Chalet (the “Merger”), with Sport Chalet continuing as the surviving corporation of the Merger and as a wholly-owned subsidiary of Vestis. At the effective time of the Merger (the “Effective Time”), (i) each Share that is held by Vestis, Purchaser or Sport Chalet (as treasury stock or otherwise) or any of their respective direct or indirect subsidiaries or affiliates will be automatically cancelled and will cease to exist and (ii) each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled as described in clause (i) above or Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in Section 17 of the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

4. After careful consideration, the board of directors of Sport Chalet (the “Board”) has unanimously (1) approved, and declared advisable, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth therein, (2) determined that the Merger Agreement and such transactions are advisable, and in the best interests of, its stockholders and (3) resolved to recommend that Sport Chalet’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer and, to the extent required by applicable law, adopt the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 midnight., New York City time, at the end of August 1, 2014, unless the Offer is extended or terminated in accordance with the terms of the Offer. If a Price Reduction Trigger occurs, Purchaser will announce such Offer Price reduction by 9:00 a.m., New York City time, on the business day following the Initial Expiration Date and the Offer will be extended for 10 business days from such announcement date. If the Offer is extended pursuant to a Price Reduction Trigger, you may withdraw any previously tendered Shares by following the procedures described in Section 4 of the Offer to Purchase.

6. The Offer is not subject to any financing condition. The Offer is subject to a number of conditions described in Section 15 of the Offer to Purchase, including there being validly tendered (excluding any such

Shares tendered pursuant to guaranteed delivery procedures that have not been delivered in settlement of such guarantee) and not validly withdrawn prior to the Expiration Date a number of Shares that, when added to (without duplication of shares) the number of Shares owned by Vestis and its subsidiaries as of immediately prior to the Expiration Date (and after the consummation of the transactions contemplated by the Stock Purchase Agreement, as defined in the Offer to Purchase), represent at least a majority in voting power of the outstanding Shares of Sport Chalet plus the number of Shares issuable to holders of Sport Chalet stock options from which Sport Chalet or its representatives have received notices of exercise prior to the Expiration Date. For purposes of the Offer, “voting power” refers collectively to shares of Class A Common Stock and Class B Common Stock entitling the holders to vote generally in the election of members of the Board.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Class A Common Stock and Class B Common Stock

of

SPORT CHALET, INC.

at

$1.20 Net Per Share

Pursuant to the Offer to Purchase dated July 3, 2014

by

EVEREST MERGER SUB, INC.,

a wholly-owned subsidiary of

VESTIS RETAIL GROUP, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 3, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Everest Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Vestis Retail Group, LLC, a Delaware limited liability company, to purchase all outstanding shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share (together, the “Shares”), of Sport Chalet, Inc., a Delaware corporation, at a purchase price equal to $1.20 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer, as such offer price may be reduced pursuant to the terms of the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                          SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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